EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-110491) and Form S-8 (Nos. 33-71094, 33-77770, 33-78026, 333-36897, 333-73139, 333-35666, 333-35672, 333-35648, 333-59130, 333-105919, 333-105920) of Roper Industries, Inc. of our report dated March 11, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia
March 11, 2004